UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JULY 1, 2012

ARDENT MINES LIMITED

(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 10th Floor

New York, NY 10005

(Address of principal executive offices)

778-892-9490

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gabriel Margent as Chief Financial Officer

Effective as of July 1, 2012, Mr. Gabriel Margent has been appointed as the Chief Financial Officer of Ardent Mines Limited (the “Company”).  Mr. Margent is presently a member of the Company’s Board of Directors (the “Board”), a position he has held since November 1, 2010.  From 1987-2008, Mr. Margent was employed by Merrill Lynch & Co., Inc. where he served in a broad range of executive positions, including Vice President of Finance in the Office of General Counsel, Vice President of Finance in Global Human Resources, and Vice President of Finance in Investment Banking.  Mr. Margent is presently the Chief Financial Officer of Appitalism, Inc., a position he has held since April, 2010.  Prior to this position, he served from 2008-2010 as a Consultant.

For his services as the Company’s Chief Financial Officer, Mr. Margent shall receive $60,000 per annum.  Mr. Margent shall continue to serve on the Board, however, he shall no longer be compensated separately for his services as a member of the Board.

Resignation of Urmas Turu as Interim Chief Financial Officer

Effective as of July 1, 2012, Urmas Turu, the Company’s Interim Chief Executive Officer and a Member of the Board, resigned from his position the Company’s Interim Chief Financial Officer.  Mr. Turu has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

Expansion of Company Staff

Effective as of July 1, 2012, the Company has retained two new employees (i) Mr. Alexey Kotov, as the Company’s Chief Exploration Geologist and Exploration Vice President of Gold Hills Ltda.; and (ii) Mr. Stan Bezusov, as the Company’s Investor Relations Manager.

Press Release Regarding Option to Acquire Mineral Rights in the State of Para, Brazil

On July 2, 2012, the Company announced that the Company has commenced geological exploration work at its Gold Hills property, a 13.5 km long gold trend, located in northeastern Brazil, near the border between the states of Pernambuco and Paraíba.  In order to commence exploration, the Company added three highly experienced professionals to increase its Brazilian-based exploration capacity.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may vary materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. The Company cannot provide assurances that any prospective matters described in this Current Report on Form 8-K will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities & Exchange Commission. Without limiting the foregoing, as of the date of this Current Report on Form 8-K, no assurances or guarantees can be given in respect of closing the acquisition described herein. The Company undertakes no obligation to update information contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated July 2, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:  /s/UMAS TURU

          Name:    Urmas Turu
                                          Name:    Interim Chief Executive Officer

Date:  July 9, 2012